Exhibit 1.2
FORM OF STOCK AND OP UNIT PURCHASE AGREEMENT
     THIS STOCK AND OP UNIT PURCHASE AGREEMENT (this “Agreement”) dated as of                     , 2008 is between MFResidential Investments, Inc., a Maryland corporation (the “Company”), MFR Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and MFA Mortgage Investments, Inc., a Maryland corporation (the “Purchaser”).
RECITALS
     WHEREAS, the Purchaser has formed the Company as a wholly-owned subsidiary and has a substantive, pre-existing relationship with the Company and the Operating Partnership;
     WHEREAS, the Operating Partnership is a wholly-owned subsidiary of the Company;
     WHEREAS, the Company is in the process of registering shares of its common stock, par value $0.01 per share (“Common Stock”), with the Securities and Exchange Commission pursuant to the registration statement of the Company on Form S-11 (File No. 333-149196) (the “Registration Statement”) pursuant to which the Company intends to conduct a public offering of shares of the Company’s Common Stock (the “Public Offering”);
     WHEREAS, the Company desires to issue and sell shares of the Common Stock to the Purchaser on the terms and conditions set forth herein;
     WHEREAS, the Operating Partnership desires to sell units of limited partner interest in the Operating Partnership (“OP units”) to the Purchaser on the terms and conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:
ARTICLE I
AUTHORIZATION, SALE AND ISSUANCE OF SHARES AND OPTIONS
     Section 1.1 Authorization. The Company shall issue such number of shares of Common Stock equal to 9.55% of the Company’s outstanding shares and OP units after giving effect to the shares issued in the Public Offering of the Company, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option (the “Shares”), and the Operating Partnership shall issue such number of OP units equal to 0.25% of the Company’s outstanding shares and OP units after giving effect to the shares issued in the Public Offering of the Company, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option (such OP units, together with the Shares, the “Securities”), at a purchase price per Security equal to the price per share of Common Stock sold in the Public Offering (the “Purchase Price”).
     Section 1.2 Sale and Issuance of the Shares. Subject to the terms and conditions hereof, the Company and the Operating Partnership shall sell and Purchaser shall purchase the Securities at the Closing, as defined below.

ARTICLE II
CLOSING
     Section 2.1 Closing. Closing shall occur simultaneously with the closing of the Public Offering. Upon the Closing of this transaction, the Purchaser will deliver to the Company a wire transfer of immediately available funds to accounts specified by the Company or certified check in the amount equal to the Purchase Price multiplied by the number of Securities.
     Section 2.2 Delivery. Subject to the terms of this Agreement, within five days of the Closing, the Company and the Operating Partnership will deliver to the Purchaser the certificates representing the Securities to be purchased by the Purchaser from the Company and the Operating Partnership.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Section 3.1 The Company and the Operating Partnership, jointly and severally, hereby represent and warrant to the Purchaser as of the Closing date as follows:
     (a) The Company has been duly formed and incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company, the Operating Partnership and their subsidiaries taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.
     (b) The Operating Partnership has been duly formed and incorporated and is existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full partnership power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Operating Partnership is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.
     (c) The authorized capital stock of the Company is 450,000,000 shares of Common Stock, of which 1,000 shares are issued and outstanding upon the initial filing of the Registration Statement, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

     (d) The outstanding units of limited partner interest of the Operating Partnership have been duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. None of such units were issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, units of limited partner or other ownership interests of the Operating Partnership.
     (e) The Securities have been duly and validly authorized by each of the Company and the Operating Partnership for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, as the case may be, free and clear of any pledge, lien, encumbrance, security interest or other claim.
     (f) The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.
     (g) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.
     (h) The management agreement (the “Management Agreement”), dated as of                     , 2008, between the Company, the Operating Partnership and MFA Spartan Manager, LLC (the “Manager”) has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
     (i) Complete and correct copies of the articles of incorporation and of the bylaws of the Company and the certificate of limited partnership and partnership agreement of the Operating Partnership and all amendments thereto have been delivered to the Purchaser and, except as set forth in the forms of documents delivered to the Purchaser, no changes therein will be made subsequent to the date hereof and prior to the time of purchase.
     (j) The financial statements of the Company, together with the related schedules and notes thereto, delivered to the Purchaser, are accurate in all material respects and fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data delivered to the Purchaser present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein.
     (k) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for its business and consistent with insurance coverage maintained by similar companies in similar businesses.
     (l) Neither the Company nor the Operating Partnership is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter, bylaws, certificate of limited partnership or partnership agreement, as the case may be, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company and/or the Operating Partnership is a party or by which either of them or any of their properties may be bound or affected the effect of which breach, violation or default under clause (ii) could reasonably be expected to result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or bylaws of the Company or the certificate of limited partnership or partnership agreement of the Operating Partnership, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company and/or the Operating Partnership is a party or by which either of them or any of their respective properties may be bound or affected, the effect of which breach, violation or default under clause (ii) could reasonably be expected to result in a Material Adverse Effect or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or the Operating Partnership.
     (m) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its officers or directors is a party or of which any of its properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.
     (n) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities or the consummation by the Company and the Operating Partnership of the transaction contemplated hereby other than the filing of a Form D with the Securities and Exchange Commission and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Company and the Operating Partnership.
     (o) The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business, except as such as could not have a Material Adverse Effect. The Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide except as such as could not have a Material Adverse Effect. The Company is not in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which could have a Material Adverse Effect.
     (p) Neither the Company nor the Operating Partnership has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.
     (q) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively, “Intangibles”) necessary to entitle the Company to conduct its business, and the Company has not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.
     (r) Each of the Company and the Operating Partnership has filed on a timely basis (taking into account all applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or the Operating Partnership, nor does the Company or the Operating Partnership know of any tax deficiency which is likely to be asserted against it which, if determined adversely to it, could have a Material Adverse Effect; all tax liabilities, if any, are adequately provided for on the books of the Company and the Operating Partnership.
     (s) The Company is not in violation of, and has not received notice of any violation with respect to, any applicable safety or similar law applicable to its business and which could reasonably be expected to result in a Material Adverse Effect. The Company has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.
     (t) Neither the Company, the Operating Partnership nor, to the Company’s or the Operating Partnership’s knowledge, any subsidiary or agent of the Company, the Operating Partnership, or the subsidiaries has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, except as disclosed to the Purchaser.
     (u) Subsequent to the respective dates as of which information is delivered to the Purchaser, if any, there has not been (i) any material adverse change, or any development which, in the Company’s reasonable judgment, is likely to cause a material adverse change, in the business, properties, management or assets, or the results of operations, condition (financial or otherwise), net worth, business or operations of the Company, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company, except obligations incurred in the ordinary course of business, (iv) other than the Public Offering, any change in the capital stock or, except in the ordinary course of business, outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligation which has not been disclosed to the Purchaser.
     (v) The descriptions provided to the Purchaser of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information shown, and there are no other legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, leases, or other documents. All agreements between the Company and/or the Operating Partnership and third parties, other than this Agreement and the underwriting agreement with a syndicate of investment banks to be entered into in connection with the Public Offering, delivered to the Purchaser are legal, valid and binding obligations of the Company and/or the Operating Partnership enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

     (w) Other than the Purchaser, there are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, of the Company or the Operating Partnership registered by the Company under the Securities Act.
     (x) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any shares of Common Stock or shares of any other capital stock or other securities of the Company, and no Person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company.
     (y) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Institutions Regulatory Authority (“FINRA”)) any member firm of the FINRA.
     (z) Neither the Company, the Operating Partnership nor, to their knowledge, any of their respective officers, directors or controlling Persons has taken, directly or indirectly, any action designed, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Securities.
     (aa) Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Purchaser pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to the Purchaser as to the matters covered thereby.
     (bb) The Company has good and marketable title to all of the properties and assets owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not interfere with the use made or proposed to be made of such property or asset by the Company, and except as described to the Purchaser. The Company does not directly own any real property.
     (cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (dd) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive

Officer and its Principal Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.
     (ee) Ernst & Young LLP (the “Accountants”), are and, during the periods covered by their reports, were independent public accountants.
     (ff) The Company, since its date of inception, has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), for all taxable years commencing with its taxable year ended December 31, 2008. The proposed method of operation of the Company as described to the Purchaser will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.
     (gg) Neither the Company nor the Operating Partnership is nor, after giving effect to the offering and sale of the Securities, will either of them be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (hh) Each of the Company and the Operating Partnership has a substantive, pre-existing relationship with the Purchaser and was directly contacted by the Purchaser or its agents outside of the Public Offering effort. Each of the Company and the Operating Partnership (i) did not identify or contact the Purchaser through the marketing of the Public Offering and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.
     (ii) No representation or warranty made by the Company or the Operating Partnership in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any such representation or warranty, in light of the circumstances in which it was made, not misleading.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RESTRICTIONS ON
TRANSFER IMPOSED BY THE SECURITIES ACT
     Section 4.1 Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company and the Operating Partnership as of the day of Closing as follows:
     (a) Investment Intent. The Purchaser is acquiring the Securities for investment for the Purchaser’s own account, not as nominee or agent, and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement.
     (b) Securities Not Registered. The Purchaser understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company’s and the Operating Partnership’s reliance upon such exemptions is predicated upon such Purchaser’s representations set forth in this Agreement. The Purchaser acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.
     (c) No Transfer. Subject to provisions of Section 5.2, the Purchaser covenants that in no event will the Purchaser dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably delayed or withheld.
     (d) Authority. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
     (e) No Breach. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions by the Purchaser contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provision of the articles of incorporation or bylaws of the Purchaser, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected, the effect of which could have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Purchaser, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Purchaser.
     (f) Knowledge and Experience. The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Securities; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; and (iii) has not been offered the Securities by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.
     (g) Investigation. The Purchaser has carefully reviewed the representations concerning the Company and the Operating Partnership contained in this Agreement, and has made detailed inquiry concerning the Company and the Operating Partnership, their business and personnel; the officers of the Company and the Operating Partnership have made available to the Purchaser any and all written information which he or it has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of his or its investment in the Company and the Operating Partnership. The Purchaser has received a copy of the Company’ Articles of Incorporation, as amended, the Company’s Bylaws, as amended, the certificate of limited partnership and the partnership agreement of the Operating Partnership and this Agreement and has read and understands the respective contents thereof. The Purchaser has had the opportunity to ask questions of the Company and the Operating Partnership and has received answers to such questions from the Company and the Operating Partnership. The Purchaser has carefully reviewed and evaluated these documents and understands the risks and other considerations relating to the investment.
     (h) Qualified Institutional Buyer. The Purchaser is a “qualified institutional buyer” as defined in Rule 144A, promulgated under the Securities Act.
     (i) Accredited Investor. The Purchaser is an “Accredited Investor” as defined in Rule 501(a)(8) of Regulation D, promulgated under the Securities Act.
     (j) Pre-existing Relationship. The Purchaser has a substantive, pre-existing relationship with the Company and the Operating Partnership and was directly contacted by the Company and the Operating Partnership or their agents outside of the Public Offering effort. The Purchaser (i) was not identified or contacted through the marketing of the Public Offering and (ii) did not independently contact the Company or the Operating Partnership as a result of the general solicitation by means of the Registration Statement.
     (k) Finder’s Fees. The Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.
     Section 4.2 Legends. Each certificate representing the Securities shall be endorsed with the following legends:
     (a) Restrictive Legend. THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.
     (b) REIT Legend. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED

HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP PROVIDED IN (I), (II) OR (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, IF THE OWNERSHIP RESTRICTION PROVIDED IN (IV) ABOVE WOULD BE VIOLATED OR UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
     (c) Other Legends. If at any time the OP Units are evidenced by certificates or other documents, each such certificate or other document shall contain a legend stating that (i) such OP Units (1) have not been registered under the Securities Act or the securities laws of any state; (2) have been issued pursuant to a claim of exemption from the registration provisions of the Securities Act and any state securities law which may be applicable; and (3) may not be sold, transferred or assigned without compliance with the registration provisions of the Securities Act and the regulations thereunder and any other applicable Federal or state securities laws or compliance with applicable exemptions therefrom; (ii) the sale, transfer or assignment of such OP Units is further subject to restrictions contained in the partnership agreement of MFR Operating Partnership, LP, and such OP Units may not be sold, transferred or assigned unless and to the extent permitted by, and in accordance with, the provisions of the partnership agreement of MFR Operating Partnership, LP; and (iii) the sale, transfer or assignment of such OP Units is subject to lock-up restrictions contained in this agreement.

     With respect to any other legends required by applicable law, the Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in such legend are satisfied.
     Section 4.3 Rule 144. The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the satisfaction of certain holding period requirements.
ARTICLE V
AFFIRMATIVE COVENANTS OF THE PARTIES
     Section 5.1 The Company hereby covenants and agrees as follows:
     (a) Financial Statements and Other Information. The Company will furnish to the holders of the Securities copies of all annual or quarterly financial statements the Company regularly provides to the banks or other lenders extending credit to the Company as requested by the holders of the Securities as would be required for the holder of the Securities to make any resales of Securities under Rule 144(b) of the Securities Act. In addition, the Company will furnish to the holders of the Securities such other information as may reasonably be required by any holder of the Securities to furnish information required by any governmental authority.
     Section 5.2 The Purchaser hereby covenants and agrees as follows:
     (a) The Purchaser will not until the earlier of (i) the date which is three years after the date of this Agreement or (ii) the termination of the Management Agreement, without the prior written consent of the Company, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock of the Company.
ARTICLE VI
CONDITIONS TO CLOSING
     Section 6.1 Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to purchase the Securities at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived:
     (a) Representations and Warranties Correct. The representations and warranties made by each of the Company and the Operating Partnership in Article 3 hereof shall be true and correct when made and at the Closing. The Company’s and the Operating Partnership’s business and assets shall not have been adversely affected in any material way prior to the Closing. Each of the Company and the Operating Partnership shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.
     (b) Initial Public Offering. The Company shall simultaneously complete the Public Offering.

     Section 6.2 Conditions to Obligations of the Company and the Operating Partnership. The Company’s and the Operating Partnership’s obligation to sell the Securities at the Closing is subject to the condition that the representations and warranties made by the Purchaser in Article 4 hereof shall be true and correct when made, and on the Closing.
ARTICLE VII
REGISTRATION RIGHTS
     Except as provided in the registration rights agreement, dated as of May    , 2008, by and among the Company, the Operating Partnership and the Purchaser, the Purchaser is not entitled to any registration rights associated with the purchase of the Securities. The purchase shall be subject to such private restrictions on the transfer of the Securities as are designated from time to time by the Company or its investment bankers or underwriters.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     Section 8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or the Operating Partnership pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company or the Operating Partnership hereunder as of the date of such certificate or instrument.
     Section 8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
     Section 8.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.
     Section 8.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to the Purchaser, at such Purchaser’s address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company and the Operating Partnership, at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two days after they have been so sent.

     Section 8.6 Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
     Section 8.7 Expenses. The Company, the Operating Partnership and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.
     Section 8.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.
     Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     Section 8.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Company, the Operating Partnership or to any holder of any securities issued or to be issued hereunder shall impair any such right, power, or remedy of the Company, the Operating Partnership or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company, the Operating Partnership or any holder, shall be cumulative and not alternative.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MFRESIDENTIAL INVESTMENTS, INC.

By:

Name:
Title:

MFR OPERATING PARTNERSHIP, LP

By:	MFRESIDENTIAL INVESTMENTS, INC., Its General Partner

By:

Name:
Title:

MFA MORTGAGE INVESTMENTS, INC.

By:

Name:
Title: